PRESS RELEASE

Pilot Therapeutics Holdings, Inc. ("Pilot") has reengaged American Stock Transfer and Trust Company as its stock transfer agent and registrar to handle stock transfer issues as it re-establishes itself following three years of dormancy.

Pilot also has reestablished an office in Winston-Salem at 635 West Fourth Street, Suite 200, 27101, as well as a website at www.Pilottherapeutics.com. Pilot is encouraging stockholders to visit the site and provide updated contact information.

The Winston-Salem, NC-based medical foods company, which trades on the pink sheets using symbol PLTT, recently announced a licensing agreement between its wholly owned subsidiary, Pilot Therapeutics, Inc. and Efficas, Inc. of Boulder, Colorado.

Under that arrangement, Pilot Therapeutics and Wake Forest University Health Sciences separately licensed their respective rights in certain intellectual property to Efficas, which is marketing three products based on this technology -- Efficas: Asthma Care; Efficas: Allergy Care; and Efficas: Eczema Care. www.Efficas.com.

Contact Information:

Pilot Therapeutics Holdings, Inc.; Scott Derks, President, sderks@pilottherapeutics.com or 336-793-7018.